Exhibit (c)(9)

Highly Confidential
DISCUSSION MATERIALS
Project Amsterdam
March 2, 2017
J.P.Morgan

DISCUSSION MATERIALS
Highly Confidential
This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan.
The information in this presentation is based upon any forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects.
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PROJECT AMSTERDAM
J.P.Morgan

DISCUSSION MATERIALS
Highly Confidential
Agenda
Page
Overview 1
Preliminary implied valuation of Prague 7
Appendix 14
PROJECT AMSTERDAM
J.P.Morgan

OVERVIEW
Highly Confidential
Situation overview
VTTI BV (“Brussels”) has requested J.P. Morgan to provide a preliminary valuation analysis with regards to its potential acquisition of the outstanding LP units of VTTI Energy Partners (“Prague”) not owned by Brussels
J.P. Morgan has relied on 5-year financial projections provided by Brussels in order to perform its valuation
The materials herein provide a valuation analysis based upon the following approaches:
Public trading multiples
Intrinsic valuation
In addition to valuation, J.P. Morgan recommends that Brussels evaluate key qualitative aspects that will help to inform its proposed offer including:
Future strategy with respect to drop downs into Prague
Return on capital to key stakeholder policy
Cost of capital considerations as a public company
Future strategic flexibility for Brussels
Tax impacts (if applicable) to entity and equity holders
PROJECT AMSTERDAM

J.P.Morgan

OVERVIEW
Highly Confidential
Prague historical trading levels
Prague trading levels since IPO
$35
$30
$25
$20
$15
$10
90-day1 60-day1 30-day1
Volume weighted average price $17.18 $17.06 $18.13
Current premium / (discount) to VWAP 7% 7% 1%
Berlin entry premium / (discount) to VWAP 7% 7% 1%
IPO price premium / (discount) to VWAP 22% 23% 16%
08/01/14: Prague IPO at $21.00 offer price
10/24/16: Berlin announces the acquisition of 50% of Brussels
08/08/16: Prague announces the acquisition of an additional 8.4% interest in Prague OpCo
01/04/17: Berlin announces the closing of its 50% interest in Brussels
$18.30
Jul-14 Dec-14 Jun-15 Nov-15 Apr-16 Sep-16 Feb-17
Source: FactSet, Bloomberg as of 02/28/17
1 Represents trading day VWAPs
PROJECT AMSTERDAM

J.P.Morgan

OVERVIEW
Highly Confidential
Prague trading performance over time
Last twelve months and since Berlin announced acquisition of 50% interest in Prague MLP Partners BV (10/24/16)
Prague Selected public companies1 WTI AMZ
70%
60%
50%
40%
30%
20%
10%
0%
(10%)
(20%)
60%
31%
21%
0%
Feb-16 May-16 Jul-16 Oct-16 Dec-16 Feb-17
Since Berlin announcement2
20%
10%
0%
(10%)
(20%)
7%
3%
4%
0%
Oct-16 Nov-16 Dec-16 Jan-17 Jan-17 Feb-17
Source: FactSet as of 02/28/17
Note: “VWAP” is volume weighted average price
1 Selected public companies include ARCX, Berlin, MMP, NS, TLP, VPK, and WPT
2 Price performance since 10/24/16
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Highly Confidential

Comparison of Brussels projections and select Wall Street research projections

Legend: 2017E / 2018E / 2019E

Broker	Date	Price target	Buy/Sell/ Hold	EBITDA projections	LP DCF per unit projections	LP distribution per unit projections	Dropdown assumptions
Brussels forecast	3/1/17	N/A	N/A	CAGR: 1% $98 $99 $99	CAGR: (1%) $1.35 $1.32 $1.31	CAGR: (2%) $1.24 $1.22 $1.21	▪ No additional drop-downs in 2017 or beyond
citi	2/8/17	$21	Buy	CAGR: 42% $142 $244 $287	CAGR: 11% $1.55 $1.82 $1.89	CAGR: 12% $1.41 $1.59 $1.76	▪ 2017E: $510mm ▪ 2018E: $752mm ▪ 2019E: $170mm
CREDIT SUISSE[1]	2/7/17	$22	Neutral	CAGR: 20% $190 $199 $275	CAGR: 9% $1.45 $1.61 $1.71	CAGR: 8% $1.42 $1.54 $1.66	▪ 2017E: $158mm ▪ 2018E: $691mm ▪ 2019E: $523mm ▪ Estimate $1.8bn from 2017-2020 at a 9x multiple funded with 75% equity
WELLS FARGO	2/7/17	$21-$23	Buy	CAGR: 32% $114 $155 $198	CAGR: 8% $1.41 $1.59 $1.63	CAGR: 7% $1.42 $1.54 $1.63	▪ 2017E: $100mm ▪ 2018E: $300mm ▪ 2019E: $340mm ▪ Funded with 0-50% equity
Bank of America Merrill Lynch	2/7/17	$23	Buy	CAGR: 24% $126 $159 $191	CAGR: 6% $1.55 $1.66 $1.75	CAGR: 10% $1.43 $1.58 $1.74	▪ 2017E-2019E: $300mm ▪ Dropdown multiples of 8-9x ▪ Funded with 50% equity

Source: 2017E – 2021E forecasts provided by Brussels, equity research
[1] Credit Suisse EBITDA is fully consolidated OpCo EBITDA and does not disclose EBITDA attributable to Prague only

OVERVIEW
PROJECT AMSTERDAM
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Highly Confidential

Prague public market overview

Public market overview

($mm, except per unit data)				
Market valuation:				
Closing unit price as of 02/28/17		$18.30		$18.30
% of 52-week high		84%		84%
LP Equity value		$844		$844
GP value[1]		38		38
Total equity value		**$882**		**$882**
Plus: Net debt[2]		341		341
Plus: NCI		--		26
Firm value		**$1,223**		**$1,248[4]**
	Brussels projections		**Wall Street research**	
Trading multiples:	Metric	Multiple	Metric	Multiple
Firm value / 2017E EBITDA	$98	12.5x[3]	$126	11.7x[4]
Firm value / 2018E EBITDA	$99	12.3x[3]	$159	12.4x[4]
Unit price / 2017 LP DCF / unit	$1.35	13.6x	$1.50	12.2x
Unit price / 2018 LP DCF / unit	$1.32	13.8x	$1.63	11.2x
Current Yield	$1.34	7.3%	$1.34	7.3%
2017E Yield	$1.24	6.8%	$1.43	7.8%
2018E Yield	$1.22	6.6%	$1.58	8.6%
Dropdown assumptions:				
2017E dropdowns		$0		$229[5]
2018E dropdowns		$0		$496[5]
Credit statistics:				
Rating (Moody's / S&P)		NR / NR		NR / NR
Debt / 2016 EBITDA		3.2x		3.2x
2017E total coverage		1.10x		1.05x
2018E total coverage		1.10x		1.06x

Source: 2017E – 2021E forecasts provided by Brussels, equity research, FactSet as of 02/28/17
[1] GP value calculated as 15.0x Brussels estimated 2017E GP DCF, includes value of GP and IDRs
[2] Prague debt does not include ATB Phase 2 Related Party Facility as per Brussels guidance; net debt as of 12/31/16
[3] Represents multiples based on Brussels projections, which are attributable to Prague economic interests in terminals, excludes 10% NCI in Rotterdam and Fujairah terminals
[4] Firm value used to calculate consensus multiples also includes $26mm of NCI attributable to 10% stake in Rotterdam and Fujairah terminals that Prague does not own, as Wall Street EBITDA is inclusive of EBITDA attributable to those stakes; 2017E and 2018E FV / EBITDA multiples account for additional debt/equity issued to pay for dropdowns; assumes $229mm and $496mm of dropdowns in 2017E and 2018E, respectively, based on median of select broker estimates
[5] Dropdowns based on median of select broker estimates

OVERVIEW
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J.P.Morgan

OVERVIEW
Highly Confidential
Analysis at various prices
$mm, except per share data
Current price $18.30 $17.00 $17.25 $17.50 $17.75 $18.00 $18.25 $18.50 $18.75 Price $19.00 $19.25 $19.50 $19.75 $20.00 $20.25 $20.50 $20.75 $21.00
Implied transaction value
Implied premium / (discount) to: Metric
Current $18.30 - (7%) (6%) (4%) (3%) (2%) (0%) 1% 2% 4% 5% 7% 8% 9% 11% 12% 13% 15%
30-trading day VWAP $18.13 1% (6%) (5%) (3%) (2%) (1%) 1% 2% 3% 5% 6% 8% 9% 10% 12% 13% 14% 16%
60-trading day VWAP $17.06 7% (0%) 1% 3% 4% 6% 7% 8% 10% 11% 13% 14% 16% 17% 19% 20% 22% 23%
90-trading day VWAP $17.18 7% (1%) 0% 2% 3% 5% 6% 8% 9% 11% 12% 14% 15% 16% 18% 19% 21% 22%
52-week low $15.40 19% 10% 12% 14% 15% 17% 19% 20% 22% 23% 25% 27% 28% 30% 31% 33% 35% 36%
52-week high $21.74 (16%) (22%) (21%) (20%) (18%) (17%) (16%) (15%) (14%) (13%) (11%) (10%) (9%) (8%) (7%) (6%) (5%) (3%)
Prague LP units outstanding (mm) 46.1 46.1 46.1 46.1 46.1 46.1 46.1 46.1 46.1 46.1 46.1 46.1 46.1 46.1 46.1 46.1 46.1 46.1
Prague LP units owned by public (mm)1 24.1 24.1 24.1 24.1 24.1 24.1 24.1 24.1 24.1 24.1 24.1 24.1 24.1 24.1 24.1 24.1 24.1 24.1
Implied public ownership of LP units 52.2% 52.2% 52.2% 52.2% 52.2% 52.2% 52.2% 52.2% 52.2% 52.2% 52.2% 52.2% 52.2% 52.2% 52.2% 52.2% 52.2% 52.2%
Public ownership of total units (LP + GP) 51.2% 51.2% 51.2% 51.2% 51.2% 51.2% 51.2% 51.2% 51.2% 51.2% 51.2% 51.2% 51.2% 51.2% 51.2% 51.2% 51.2% 51.2%
Equity value to public unitholders 2 $441 $409 $415 $421 $427 $433 $439 $445 $451 $458 $464 $470 $476 $482 $488 $494 $500 $506
Net debt attributable to public unitholders 3 174 174 174 174 174 174 174 174 174 174 174 174 174 174 174 174 174 174
Implied transaction firm value to public unitholders $615 $584 $590 $596 $602 $608 $614 $620 $626 $632 $638 $644 $650 $656 $662 $668 $674 $680
Equity value attributable to Brussels based on LP units 4 403 374 380 385 391 396 402 407 413 418 424 429 435 440 446 451 457 462
Net debt attributable to Brussels 5 166 166 166 166 166 166 166 166 166 166 166 166 166 166 166 166 166 166
GP value6 38 38 38 38 38 38 38 38 38 38 38 38 38 38 38 38 38 38
Implied 100%firm value $1,223 $1,163 $1,174 $1,186 $1,197 $1,209 $1,220 $1,232 $1,243 $1,255 $1,266 $1,278 $1,289 $1,301 $1,312 $1,324 $1,335 $1,347
Implied transaction multiples:
Unit price / LP DCF / unit Brussels7
2017E $1.35 13.6x 12.6x 12.8x 13.0x 13.2x 13.3x 13.5x 13.7x 13.9x 14.1x 14.3x 14.5x 14.6x 14.8x 15.0x 15.2x 15.4x 15.6x
2018E $1.32 13.8x 12.9x 13.1x 13.2x 13.4x 13.6x 13.8x 14.0x 14.2x 14.4x 14.6x 14.8x 14.9x 15.1x 15.3x 15.5x 15.7x 15.9x
FV / EBITDA attributable to Prague8
2017E $98 12.5x 11.9x 12.0x 12.1x 12.2x 12.3x 12.5x 12.6x 12.7x 12.8x 12.9x 13.1x 13.2x 13.3x 13.4x 13.5x 13.6x 13.8x
2018E $99 12.3x 11.7x 11.9x 12.0x 12.1x 12.2x 12.3x 12.4x 12.6x 12.7x 12.8x 12.9x 13.0x 13.1x 13.3x 13.4x 13.5x 13.6x
Source: 2017E – 2021E forecasts provided by Brussels, public filings, FactSet, Bloomberg as of 02/28/17
Note: Prices as of 02/28/17; cash and debt as of 12/31/16; debt does not include ATB Phase 2 Related Party Facility as per Brussels guidance
1 As per August 2016 Prague prospectus
2 Equity value to public unitholders equal to price multiplied by ~24.1mm LP units owned by public
3 Includes 51.2% ownership of $63mm of net debt at Prague, plus $544mm net debt at Prague OpCo multiplied by Prague’s 51.0% ownership in Prague OpCo and public’s shareholders’ 51.2% ownership in Prague as per Brussels
4 Equity value attributable to Brussels based on LP units equal to price multiplied by ~22.0mm units owned by Brussels MLP Partners BV
5 Includes 48.8% ownership of $63mm of net debt at Prague, plus $544mm net debt at Prague OpCo multiplied by Prague’s 51.0% ownership in Prague OpCo and Brussels MLP Partners BV’s 48.8% ownership in Prague as per Brussels
6 GP value of $38mm assumes 15.0x 2017E GP DCF of $2.5mm as per Brussels, includes value of GP and IDRs
7 Per Brussels projections
8 Represents EBITDA attributable to Prague economic interest in terminals, excludes 10% NCI in Rotterdam and Fujairah terminals
PROJECT AMSTERDAM

J.P.Morgan

DISCUSSION MATERIALS
Highly Confidential
Agenda
Page
Overview 1
Preliminary implied valuation of Prague 7
Appendix 14
PROJECT AMSTERDAM
J.P.Morgan

PRELIMINARY IMPLIED VALUATION OF PRAGUE
Highly Confidential
Select valuation considerations
Overview of key assumptions
Financial projections
2017E-2021E forecasts for Prague provided by Brussels
Projections do not assume future drop-downs as per Brussels
2016 year end net debt provided by Brussels
Public trading multiples
J.P. Morgan reviewed publicly traded companies operating in similar locations or with similar operational characteristics as Prague with a focus on Firm Value to EBITDA multiples, distributable cash flow (“DCF”) to Limited Partner (“LP”) per LP unit multiples and distribution yields
General partner (“GP”) valuation implied by using 15.0x 2017E distributable cash flow to the GP
Key selected public companies:
Magellan Midstream Partners, Berlin, Nustar Energy, Royal Vopak, TransMontaigne, Arc Logistics Partners, and World Point Terminals Inc.
Discounted distributable cash flow model / intrinsic valuation
J.P. Morgan conducted a discounted distributable cash flow analysis based on the forecast distributable cash flows to LP in Brussels provided financial projections
7.5% – 9.5% cost of equity
(1.0%) – 1.0% perpetuity growth rate as per Brussels
12/31/16 valuation date
Precedent transactions
J.P. Morgan reviewed selected corporate M&A transactions including related party MLP transactions and in the oil / liquids sector
PROJECT AMSTERDAM

J.P.Morgan

PRELIMINARY IMPLIED VALUATION OF PRAGUE
Highly Confidential
Overview of preliminary Prague financial forecast
$mm, except per unit figures
Brussels projections
2017E 2018E 2019E 2020E 2021E
EBITDA attributable to Prague $98 $99 $99 $100 $100
% growth NA 1.2% 0.1% 0.6% 0.5%
(-) interest expense on OpCo net debt attributable to Prague (13) (13) (12) (12) (13)
(-) interest expense on MLP net debt (4) (4) (4) (4) (4)
(-) maintenance capex (14) (14) (14) (15) (15)
(-) cash taxes (3) (5) (6) (8) (10)
(-) other 0 0 0 0 0
Distributable Cash Flow 65 63 62 61 58
% growth NA (2.6%) (0.9%) (2.8%) (5.1%)
DCF to GP & IDRs 3 2 2 2 1
DCF to LP 62 61 60 59 56
DCF per LP unit $1.35 $1.32 $1.31 $1.28 $1.22
% growth NA (2.0%) (0.7%) (2.4%) (4.5%)
Coverage ratio 1.10x 1.10x 1.10x 1.10x 1.10x
Average units outstanding (mm) 46 46 46 46 46
Distributions to GP & IDRs 1 1 1 1 1
Distributions to LP 57 56 56 54 51
Total distributions 59 57 57 55 52
Distribution per LP unit $1.24 $1.22 $1.21 $1.17 $1.11
% growth NA (2.3%) (0.8%) (2.8%) (5.1%)
Growth capex 16 3 3 0 0
Source: 2017E-2021E forecasts provided by Brussels
PROJECT AMSTERDAM

J.P.Morgan

PRELIMINARY IMPLIED VALUATION OF PRAGUE
Highly Confidential
Summary of preliminary implied valuation analysis for Prague
Implied value per unit—rounded to nearest $0.25 except for 52-week high / low
For reference purposes only
52-week high / low
Analyst price targets
Public trading multiples
Firm Value / 2017E EBITDA1
Firm Value / 2018E EBITDA1
Unit price / 2017E LP DCF / unit
Unit price / 2018E LP DCF / unit
2017E yield
2018E yield
Discounted cash flow
Distributable cash flow analysis
Precedent transactions
Unit price / NTM LP DCF / unit
60-trading day
VWAP Current
$17.06 $18.30
$15.40 $21.74
$21.00 $26.50
$13.00 $17.25
$13.25 $16.50
$14.25 $15.50
$12.50 $14.50
$15.00 $16.00
$14.75 $15.75
$13.00 $19.25
$14.75 $20.25
$10 $15 $20 $25 $30
Selected range
applied to metric
Metric Low High
$98 10.0x 12.0x
$99 10.0x 11.5x
$1.35 10.5x 11.5x
$1.32 9.5x 11.0x
$1.24 8.25% 7.75%
$1.22 8.25% 7.75%
Cost of equity = 7.5% – 9.5% Perpetuity growth = (1.0%) – 1.0%
$1.35 11.0x 15.0x
Source: Market data as per FactSet as of 02/28/17; 2017E-2021E forecasts provided by Brussels
Note: Prague fiscal year end of 12/31; valuation date of 12/31/16; assumes Prague has 46mm LP units outstanding; “DCF” represents Distributable Cash Flow
1 Calculation assumes $341mm of net debt as of 12/31/16 as per Brussels, and GP value (includes value of GP and IDRs) of $38mm assuming 15.0x 2017E GP DCF of $2.5mm as per Brussels; net debt includes $277mm of OpCo net debt attributable to Prague’s 51% ownership and $63mm of net debt at MLP level
PROJECT AMSTERDAM

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PRELIMINARY IMPLIED VALUATION OF PRAGUE
Highly Confidential
Public trading metrics
Selected public midstream trading multiples ($mm except per unit data)
Prague Selected public companies
Market valuation PRAGUE MAGELLAN MIDSTREAM PARTNERS, L.P. BERLIN NuStar Energy LP Vopak TRANSMONTAIGNE WORLD POINT TERMINALS INC ARC LOGISTICS PARTNERS
Unit price as of 2/28/2017 $18.30 $77.51 $68.92 $52.24 $42.41 $44.27 $17.34 $14.98
% of 52-week high 84% 95% 92% 94% 76% 90% 97% 86%
LP equity value $844 $17,721 $9,770 $4,115 $5,424 $716 $604 $305
Implied GP value1 38 -- -- 737 -- 373 29 39
Total equity value $882 $17,721 $9,770 $4,852 $5,424 $1,089 $634 $343
Plus: Net debt and pref. stock 341 4,072 4,727 3,141 1,908 270 (11) 242
Plus: NCI -- -- -- -- 169 -- -- --
Firm value $1,223 $21,793 $14,498 $7,993 $7,502 $1,359 $622 $585
Trading multiples:
Per Brussels2 Consensus Public co. median
Firm value / 2017E EBITDA 12.5x 11.7x3 16.9x 12.8x 12.8x 10.1x 13.3x 9.5x 9.7x 12.8x
Firm value / 2018E EBITDA 12.3x 12.4x3 15.7x 12.2x 11.9x 10.0x 12.1x 9.6x 9.5x 11.9x
Unit price / 2017 LP DCF / unit 13.6x 12.2x 17.7x 12.5x 10.9x 9.8x4 11.9x 10.8x 6.6x 10.9x
Unit price / 2018 LP DCF / unit 13.8x 11.2x 16.6x 12.2x 10.2x 9.2x4 11.3x 10.4x 6.4x 10.4x
Current Yield 7.3% 7.3% 4.4% 7.2% 8.4% 2.6% 6.4% 6.9% 11.7% 6.9%
2017E Yield 6.8% 7.8% 4.6% 7.4% 8.4% 2.8% 6.6% 6.9% 11.8% 6.9%
2018E Yield 6.6% 8.6% 5.0% 7.7% 8.4% 2.9% 7.0% 6.9% 12.2% 7.0%
Growth rates:
2017E - 2019E EBITDA CAGR 0.6% 25.3% 5.6% 4.4% 5.8% 10.9% 2.7% (0.2%)5 5.8%
2017E - 2019E LP DCF/unit CAGR (1.4%) 7.4% 6.8% 1.8% 4.7% 6.5%5 5.6%5 3.6%5 0.8%
2017E - 2019E DPU CAGR (1.5%) 10.2% 7.6% 3.4% 0.2% 7.8% 5.3% 0.0%5 2.7%
Credit statistics:
Rating (Moody’s / S&P) NR / NR NR / NR Baa1 / BBB+ Baa3 / BBB- Ba1 / BB+ NR / NR NR / NR NR / NR NR / NR
Debt / 2016 EBITDA 3.2x 3.2x 3.4x 4.6x 5.6x 3.0x 2.9x 0.0x 4.3x
2017E total coverage 1.10x 1.05x 1.22x 1.09x 1.11x NM 1.42x 1.38x 1.33x
2018E total coverage 1.10x 1.06x 1.21x 1.07x 1.20x NM 1.41x 1.45x 1.35x
Source: FactSet as of 02/28/17; company filings; equity research; 2017E-2021E forecasts provided by Brussels
Note: Prague debt does not include ATB Phase 2 Related Party Facility as per Brussels
1 GP values at 15.0x 2017E GP DCF; Prague GP value calculated as 15.0x Brussels estimated 2017E GP DCF and includes value of GP and IDRs
2 Represents multiples based on Brussels projections, which are attributable to Prague economic interests in terminals, excludes 10% NCI in Rotterdam and Fujairah terminals
3 Firm value used to calculate consensus multiples also includes $26mm of NCI attributable to 10% stake in Rotterdam and Fujairah terminals that Prague does not own, as Wall Street EBITDA is inclusive of EBITDA attributable to those stakes; 2017E and 2018E FV / EBITDA multiples account for additional debt/equity issued to pay for dropdowns; assumes $229mm and $496mm of dropdowns in 2017E and 2018E, respectively, based on median of select broker estimates
4 Represents price / cash flow per share adjusted for maintenance capex, defined as 15% of EBITDA based on selected public company guidance
5 Represents 2017E-2018E CAGR as 2019 estimates are unavailable
PROJECT AMSTERDAM
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Highly Confidential

Precedent transaction metrics

Liquids transactions

Select precedent transactions

Announced Date	Acquiror	Target	Type	Transaction equity value ($mm)	Transaction Consideration ($mm)	% equity consideration	% of equity acquired	LP price / NTM LP DCF	Premium to last close	Premium to 60-day VWAP	Premium to 60-day exchange ratio
2/1/17	ONEOK, Inc.	ONEOK Partners, L.P.	Intra-company	$9,309	$13,948	100%	59%	16.0x	26%	26%	26%
11/1/16	TransCanada Corporation	Columbia Pipeline Partners LP	Intra-company	$915	$915	0%	53%	18.8x	11% [1]	16% [1]	NA
5/31/16	Semgroup Corporation	Rose Rock Midstream, L.P.	Intra-company	$391	$712	100%	43%	10.1x	0%	53%	33%
11/3/15	Targa Resources Corp.	Targa Resources Partners LP	Intra-company	$6,121	$11,022	100%	91%	11.0x	18%	17%	23%
5/13/15 [2]	The Williams Companies, Inc.	Williams Partners LP	Intra-company	$13,873	$21,079	100%	40%	15.1x	18%	14%	12%
5/6/15	Crestwood Equity Partners LP	Crestwood Midstream Partners LP	Intra-company	$3,744	$5,763	100%	97%	11.2x	17%	26%	16%
4/6/15	Tesoro Logistics LP	QEP Midstream Partners, LP	Intra-company	$394	$475	100%	42%	11.3x	9%	8%	7%
11/12/14	Enterprise Products Partners L.P.	Oiltanking Partners, L.P.	Intra-company	$1,390	$1,382	100%	33%	23.3x	(1%) [1]	1% [1]	5% [1]
8/10/14	Kinder Morgan, Inc.	Kinder Morgan Energy Partners, L.P.	Intra-company	$37,576	$57,387	88%	90%	15.4x	12%	12%	10%
8/10/14	Kinder Morgan, Inc.	El Paso Pipeline Partners, L.P.	Intra-company	$5,342	$8,123	88%	59%	14.6x	15%	12%	9%
10/22/13	Plains All American Pipeline, L.P.	PAA Natural Gas Storage, L.P.	Intra-company	$761	$960	100%	36%	15.6x	9% [1]	10% [1]	16% [1]
4/29/11	Enterprise Products Partners L.P.	Duncan Energy Partners L.P.	Intra-company	$1,051	$1,365	100%	42%	16.0x	35% [1]	36% [1]	32% [1]
6/29/09	Enterprise Products Partners L.P.	TEPPCO Partners, L.P.	Intra-company	$3,292	$5,868	100%	100%	10.8x	20% [1]	37% [1]	17% [1]
6/12/06	Plains All American Pipeline, L.P.	Pacific Energy Partners, L.P.	Third party	$1,024	$1,453	100%	73%	10.7x	11%	13%	12%
11/1/04	Valero L.P.	Kaneb Pipe Line Partners, L.P.	Third party	$1,406	$1,888	100%	82%	11.3x	19%	20%	16%
High - All transactions								23.3x	35%	53%	33%
Median - All transactions								14.6x	15%	16%	16%
Low - All transactions								10.1x	(1%)	1%	5%
High - Intra-company								23.3x	35%	53%	33%
Median - Intra-company								15.1x	15%	16%	16%
Low - Intra-company								10.1x	(1%)	1%	5%
High - Liquids								23.3x	20%	53%	33%
Median - Liquids								10.8x	11%	20%	16%
Low - Liquids								10.1x	(1%)	1%	5%

Source: Press releases, company filings
[1] Premia based on undisturbed target price at time of initial public offer, prior to announcement of definitive agreement
[2] Represents announcement of definitive agreement, although transaction never closed

PRELIMINARY IMPLIED VALUATION OF PRAGUE
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Preliminary Prague discounted distributable cash flow analysis

($mm, except per unit data)

	Brussels projections 2017E	2018E	2019E	2020E	2021E	Terminal
EBITDA attributable to Prague	**$98**	**$99**	**$99**	**$100**	**$100**	
% growth	*NA*	*1.2%*	*0.1%*	*0.6%*	*0.5%*	*0.0%*
(-) interest expense	(17)	(17)	(16)	(16)	(17)	
(-) maintenance capex	(14)	(14)	(14)	(15)	(15)	
(-) cash taxes	(3)	(5)	(6)	(8)	(10)	
(-) other	0	0	0	0	0	
Distributable cash flow	**65**	**63**	**62**	**61**	**58**	
% growth	*NA*	*(2.6%)*	*(0.9%)*	*(2.8%)*	*(5.1%)*	
DCF / LP unit[1]	**$1.35**	**$1.32**	**$1.31**	**$1.28**	**$1.22**	**$1.22**

PV of DCF / LP unit + **PV of terminal value (per unit)** = **Implied LP value per unit**

Cost of equity	PV of DCF / LP unit		PV of terminal value: Perpetuity growth rate (1.0%)	0.0%	1.0%		Implied LP value: Perpetuity growth rate (1.0%)	0.0%	1.0%
7.5%	$5.46	+	$10.28	$11.77	$13.72	=	$15.74	$17.23	$19.17
8.5%	$5.34	+	$8.82	$9.96	$11.40	=	$14.17	$15.30	$16.75
9.5%	$5.23	+	$7.66	$8.55	$9.65	=	$12.89	$13.78	$14.89

Implied LP equity value + **Net debt** + **Implied GP value[2]** = **Implied firm value**

Cost of equity	Implied LP equity value: Perpetuity growth rate (1.0%)	0.0%	1.0%		Net debt		Implied GP value[2]		Implied firm value: Perpetuity growth rate (1.0%)	0.0%	1.0%
7.5%	726	794	884	+	341	+	38	=	1,104	1,173	1,263
8.5%	653	706	772	+	341	+	38	=	1,032	1,084	1,151
9.5%	594	635	686	+	341	+	38	=	973	1,014	1,065

Implied terminal price to LP DCF / unit multiple

Cost of equity	Perpetuity growth rate (1.0%)	0.0%	1.0%
7.5%	12.1x	13.8x	16.1x
8.5%	10.9x	12.3x	14.0x
9.5%	9.9x	11.0x	12.4x

Source: 2017E-2021E forecasts provided by Brussels
Note: Assumes valuation date of 12/31/16; assumes midpoint convention for discounting
[1] Represents LP DCF / unit calculated by running total DCF through company split structure
[2] GP value calculated as 15.0x Brussels estimated 2017E GP DCF, includes value of GP and IDRs

PRELIMINARY IMPLIED VALUATION OF PRAGUE
PROJECT AMSTERDAM 12 J.P.Morgan

PRELIMINARY IMPLIED VALUATION OF PRAGUE
Highly Confidential
Preliminary Prague discount rate analysis
Discount rate summary
Risk free rate1 2.5%
Equity risk premium 5.75% — 6.75%
Levered beta 0.80 — 1.15
Cost of equity 7.1% — 10.3%
Selected cost of equity 7.5% — 9.5%
Capital structure benchmarks ($mm)
Company Total equity value Debt/ total cap Levered beta Barra Historical Relevered historical2
Magellan Midstream Partners $17,721 18.7% 0.768 0.794 0.868
Berlin $9,770 32.6% 1.001 1.154 1.045
Vopak $5,424 29.2% 1.246 0.968 0.977
NuStar Energy $4,852 39.6% 1.074 0.969 0.810
Transmontaigne Partners $1,089 19.9% 0.738 0.785 0.844
World Point Terminals $634 0.0% 0.683 0.704 0.946
Arc Logistics Partners $343 41.8% 1.098 1.229 0.961
Mean 26.0% 0.944 0.943 0.922
Median 29.2% 1.001 0.968 0.946
Prague $882 28.9% 1.293 1.120 1.134
Source: FactSet, Barra, J.P. Morgan estimates
Note: Market data as of 02/28/17
1 U.S. 10-year treasury bond yield as of 02/15/17
2 Relevered historical beta is implied based on unlevering historical levered beta for each respective company based on their current capital structure and marginal tax rate then subsequently relevering based on Prague debt/total cap target of 30.0% and Prague marginal tax rate of 20.0%
PROJECT AMSTERDAM

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DISCUSSION MATERIALS
Highly Confidential
Agenda
Page
Overview 1
Preliminary implied valuation of Prague 7
Appendix 14
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Illustrative Prague LP ownership overview

Prague top 30 LP unitholders

Holder name	Common LP units (000s)	Subordinated LP units (000s)	Total LP units (000s)	% of LP units out	% of LP units out excluding Brussels	Implied cost basis	Investment style
Brussels MLP Partners BV	1,896	20,125	22,021	47.8%	–	NA	NA
Goldman Sachs Asset Management (US)	2,882	0	2,882	6.3%	12.0%	$20.42	Long-only
Harvest Fund Advisors LLC	2,811	0	2,811	6.1%	11.7%	$21.66	Hedge Fund
Salient Capital Advisor LLC	2,791	0	2,791	6.1%	11.6%	$21.73	Hedge Fund
Waddell & Reed Investment Management Company	2,109	0	2,109	4.6%	8.8%	$21.34	Long-only
Kayne Anderson Capital Advisors, L.P.	1,806	0	1,806	3.9%	7.5%	$20.89	Hedge Fund
Tortoise Capital Advisors, LLC	1,696	0	1,696	3.7%	7.0%	$20.34	MLP-focused
ClearBridge Investments, LLC	1,280	0	1,280	2.8%	5.3%	$21.95	Long-only
Cushing Asset Management, LP	1,148	0	1,148	2.5%	4.8%	$19.92	MLP-focused
Eagle Global Advisors, LLC	946	0	946	2.1%	3.9%	$21.09	Long-only
Hite Hedge Asset Management LLC	733	0	733	1.6%	3.0%	$19.78	Hedge Fund
Atlantic Trust Private Wealth Management	500	0	500	1.1%	2.1%	$18.67	Long-only
Westwood Management Corp. (Texas)	446	0	446	1.0%	1.9%	$21.59	Long-only
Morgan Stanley Investment Management Inc. (US)	321	0	321	0.7%	1.3%	$20.40	Long-only
Fort Washington Investment Advisors, Inc.	295	0	295	0.6%	1.2%	$17.17	Long-only
Pennsylvania Public School Employees Retirement System	255	0	255	0.6%	1.1%	$21.79	Index
Bank of America Merrill Lynch (US)	239	0	239	0.5%	1.0%	$19.60	Long-only
Two Sigma Investments, LP	223	0	223	0.5%	0.9%	$19.16	Hedge Fund
Cohen & Steers Capital Management, Inc.	222	0	222	0.5%	0.9%	$21.93	MLP-focused
Deutsche Asset Management Americas	212	0	212	0.5%	0.9%	$17.44	Long-only
BlackRock Institutional Trust Company, N.A.	212	0	212	0.5%	0.9%	$19.29	Index
Pinnacle Holdings, LLC	176	0	176	0.4%	0.7%	$25.09	MLP-focused
Duff & Phelps Investment Management Company	173	0	173	0.4%	0.7%	$18.81	MLP-focused
Renaissance Technologies LLC	164	0	164	0.4%	0.7%	$17.17	Hedge Fund
UBS Securities LLC	115	0	115	0.2%	0.5%	$19.59	Long-only
State Street Global Advisors (US)	109	0	109	0.2%	0.5%	$19.74	Index
Advantus Capital Management, Inc.	69	0	69	0.2%	0.3%	$19.57	Long-only
Venturi Wealth Management, LLC	54	0	54	0.1%	0.2%	$19.01	Long-only
Raymond James & Associates, Inc.	52	0	52	0.1%	0.2%	$19.09	Long-only
BlackRock Financial Management, Inc.	48	0	48	0.1%	0.2%	$19.82	Long-only

Source: ThomsonOne as of 02/28/17; company filings
Note: Includes effects of LTIPs

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Overview of selected General Partner statistics

General Partner valuation multiplier

	Implied FY+1 GP DCF multiple
EnLink Midstream	25.4x
EQT GP Holdings, LP	24.8x
NuStar GP Holdings, LLC	11.8x **
ONEOK	16.2x **
Tallgrass Energy GP	14.9x **
Western Gas Equity Partners, LP	21.5x
Williams	15.9x **
****Selected General Partner median**	**15.4x**

Source: FactSet as of 02/28/17; Equity research
Note: ONEOK and Williams multiples are based on undisturbed prices prior to recently announced collapse transactions
** represents low growth General Partners

APPENDIX
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